UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 3, 2025

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 E. Putnam Ave, Suite 378, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 742-3095

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	SDSTW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2025, Stardust Power Inc. (“Stardust”) received written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying Stardust that, based on the market value of listed securities for the previous 30 consecutive business days, the listing of Stardust’s common stock was not in compliance with Nasdaq Listing Rule 5450(b)(2)(A) to maintain a minimum market value of listed securities of at least $50 million (the “MVLS Requirement”).

In accordance with Nasdaq rules, Stardust has a period of 180 calendar days (or until September 30, 2025) to regain compliance with the MVLS Requirement. To regain compliance, Stardust’s market value of listed securities must meet or exceed $50 million for a minimum of ten consecutive business days. The notification received has no immediate effect on the listing of Stardust’s securities on The Nasdaq Global Market.

As previously reported by Stardust on March 24, 2025, Stardust received deficiency letters from the Staff on March 18, 2025, and March 19, 2025, notifying Stardust that it is not in compliance with (i) Nasdaq Listing Rule 5450(b)(2)(C) requiring a listed company to maintain a minimum Market Value of Publicly Held Shares, as defined by Nasdaq, of $15 million and (ii) Nasdaq Listing Rule 5450(a)(1) requiring a listed company to maintain a minimum bid price of $1.00 per share, respectively (such requirements, the “Listing Requirements”). In accordance with Nasdaq rules, Stardust was given a period of 180 calendar days (or until September 15, 2025) to regain compliance with the Listing Requirements.

In the event that Stardust does not regain compliance with the MVLS Requirement or the Listing Requirements prior to the expiration of their respective 180-day compliance periods, Stardust will receive written notification from Nasdaq that Stardust’s securities are subject to delisting. Alternatively, Stardust may transfer the listing of its securities to The Nasdaq Capital Market, provided that Stardust then meets the continued listing requirements on The Nasdaq Capital Market.

Stardust will continue to monitor its market value of listed securities and consider its available options to regain compliance with the MVLS Requirement and the Listing Requirements.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding Stardust’s intention to monitor compliance with the Nasdaq’s listing standards and to evaluate available options, including transferring to The Nasdaq Capital Market, in the event of continued non-compliance. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of Stardust’s management, as well as assumptions made by, and information currently available to, Stardust’s management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, the risk factors included in Stardust’s Annual Report on Form 10-K for the year ended December 31, 2024. Except as required by applicable law, Stardust undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2025	STARDUST POWER INC.

/s/ Roshan Pujari
Roshan Pujari
Chief Executive Officer